Exhibit 5.1

Mourant Ozannes (Cayman) LLP 94 Solaris Avenue Camana Bay PO Box 1348 Grand Cayman KY1-1108 Cayman Islands T +1 345 949 4123 F +1 345 949 4647

Blue Gold Limited

c/o Mourant Governance Services (Cayman) Limited

94 Solaris Avenue

Camana Bay

PO Box 1348

Grand Cayman KY1-1108

Cayman Islands

31 December 2025

Blue Gold Limited (the Company)

We have acted as Cayman Islands legal advisers to the Company in connection with the Company’s registration statement on Form F-1 (the Registration Statement, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto) and the Company’s preliminary prospectus included in the Registration Statement (the Prospectus) initially filed on 31 December 2025 with the U.S. Securities and Exchange Commission (the Commission) under the U.S. Securities Act of 1933, as amended, relating to the offer and resale by the selling shareholders named therein (the Selling Shareholders) of up to 2,615,072 Class A ordinary shares in the Company with a par value of US$0.0001 each (the Shares).

1.	Documents reviewed

For the purposes of this opinion letter, we have reviewed a copy of each of the following documents:

(a)	the certificate of incorporation of the Company dated 4 December 2023;

(b)	the amended and restated memorandum and articles of association of the Company adopted by special resolutions passed on 10 June 2025 and effective on 24 June 2025 (the Memorandum and Articles);

(c)	an extract of the register of members of the Company provided to us on 30 December 2025 (the Register of Members);

(d)	a copy of the register of directors and officers (the Register of Directors) provided to us by the Company’s registered office provider;

(e)	a certificate from a director of the Company dated 29 December 2025 (together with the Memorandum and Articles, the Register of Members, the Register of Directors and the Certificate of Good Standing (defined below), the Company Records);

(f)	written resolutions of the board of directors of the Company passed on 29 December 2025 (the Resolutions);

(g)	a certificate of good standing dated 29 December 2025, issued by the Registrar of Companies (the Registrar) in the Cayman Islands (the Certificate of Good Standing);

(h)	the Registration Statement; and

(i)	the Prospectus.

Mourant Ozannes (Cayman) LLP is registered as a limited liability partnership in the Cayman Islands with registration number 601078

mourant.com

2.	Assumptions

In giving this opinion, we have assumed (and have not independently verified) that:

2.1	copies of documents or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals;

2.2	the accuracy and completeness of all factual representations made in the documents reviewed by us;

2.3	the genuineness of all signatures and seals;

2.4	the Resolutions were duly passed, are in full force and effect and have not been amended, varied, revoked or superseded in any respect;

2.5	there is nothing under any law (other than the laws of the Cayman Islands) which would or might affect the opinions set out below;

2.6	the directors of the Company have not exceeded any applicable allotment authority conferred on the directors by the shareholders;

2.7	the Registration Statement and the Prospectus (and each agreement filed as an exhibit thereto) are valid and binding under the laws of the United States of America;

2.8	each director of the Company (and any alternate director) has disclosed to each other director any interest of that director (or alternate director) in the transactions contemplated by the Registration Statement in accordance with the Memorandum and Articles; and

2.9	the Company Records were, when reviewed by us, and remain at the date of this opinion accurate and complete.

3.	Opinion

Based upon the foregoing and subject to the qualifications and limitations set out below, and subject to matters not disclosed to us, we are of the opinion that:

3.1	The Company is incorporated under the Companies Act (as amended) of the Cayman Islands (the Companies Act), validly exists under the laws of the Cayman Islands as an exempted company and is in good standing with the Registrar.

3.2	The issue and allotment of the Shares has been duly authorised. Based solely on our inspection of the Register of Members, each Selling Shareholder has valid title to its Shares and such Shares have been legally issued and are fully paid and non-assessable.

3.3	Based solely on our review of the Memorandum and Articles, the authorised share capital of the Company is US$50,000 divided into 400,000,000 Class A ordinary shares with a par value of US$0.0001 each and 100,000,000 preferred shares with a par value of US$0.0001 each.

3.4	The statements under the caption “Cayman Islands Tax Considerations” in the Prospectus, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects and such statements constitute our opinion.

4.	Qualifications and limitations

This opinion is subject to the following qualifications and limitations:

4.1	This opinion:

(a)	is limited to the matters expressly stated in it;

(b)	is given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion; and

(c)	only relates to the laws of the Cayman Islands which are in force on the date of this opinion.

4.2	We have made no investigation of, and express no opinion with respect to, the laws of any jurisdiction other than the Cayman Islands or the effect of any document under those laws. In particular, we express no opinion as to the meaning or effect of any foreign statutes referred to in any document referred to in this opinion. For the purposes of this opinion, we have only examined the documents listed in paragraph 1 above. We have not examined any term or document incorporated by reference, or otherwise referred to, whether in whole or part, in any document and we offer no opinion on any such term or document.

4.3	Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion.

4.4	Under Cayman Islands law, the register of members (shareholders) is prima facie evidence of title to shares and this register would not necessarily record a third party interest in such shares. However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position.

4.5	To maintain the Company in good standing, the Company:

(a)	must pay all fees and penalties under the Companies Act; and

(b)	must not be, to the Registrar’s knowledge, in default under the Companies Act.

4.6	In this opinion the phrase non-assessable means, with respect to a share in the Company, that a member shall not, solely by virtue of its status as a member, be liable for additional assessments or calls on the share by the Company or its creditors (except in exceptional circumstances and subject to the Company’s memorandum and articles of association, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

5.	Governing law

This opinion and any non-contractual obligations arising out of it, are governed by, and to be interpreted in accordance with, laws in force in the Cayman Islands on the date of this opinion.

6.	Consent

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the headings “Legal Matters”, “Risk Factors” and “Enforceability of Civil Liabilities” in the Registration Statement. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully

/s/ Mourant Ozannes (Cayman) LLP

Mourant Ozannes (Cayman) LLP

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